Exhibit 99.1

FOR IMMEDIATE RELEASE

Judy Blake

Hughes Network Systems, LLC

(301) 601-7330

jblake@hns.com

Hughes Communications, Inc. Announces Pricing of 9.5% Senior Notes

Offering by its Subsidiaries, Hughes Network Systems, LLC and HNS

Finance Corp.

Germantown, Md., April 6, 2006—Hughes Communications, Inc. (OTCBB: HGCM) (HUGHES) today announced the pricing for the senior notes offering by its wholly owned subsidiaries, Hughes Network Systems, LLC (HNS) and HNS Finance Corp. (HNS Finance). HNS and HNS Finance have agreed to sell in the offering $450.0 million (up from $375.0 million, as previously announced) aggregate principal amount of 9.5% senior notes due 2014 in a private placement. The notes will be guaranteed on a senior unsecured basis by all each of HNS’ current and future domestic subsidiaries that guarantee any of HNS’ indebtedness or indebtedness of other HNS subsidiary guarantors, including the indebtedness under HNS’ revolving credit facility. The offering is expected to close on April 13, 2006, subject to the satisfaction or waiver of certain closing conditions.

The net proceeds of the offering are intended to be used to repay term loan borrowings under HNS’ credit facilities and for general corporate purposes. In connection with the offering, Hughes will amend its $50.0 million revolving credit facility pursuant to an amendment and restatement of the credit agreement governing this credit facility.

The notes are being offered and sold in the United States only to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-United States persons in reliance on Regulation S of the Securities Act. The offering of the notes has not been registered under the Securities Act, and the notes may not be offered or sold within the United States, or to, or for the account or benefit of, any United States persons absent such registration or an applicable exemption from such registration requirement.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

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Hughes Communications, Inc. Announces Pricing of 9.5% Senior Notes Offering by its Subsidiaries, Hughes Network Systems, LLC and HNS Finance Corp., page 2

About Hughes Network Systems

Hughes Network Systems, LLC (HUGHES) is the global leader in providing broadband satellite networks and services for large enterprises, governments, small businesses, and consumers. HughesNet™ encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. To date, Hughes has shipped more than 1 million systems to customers in over 100 countries. Its broadband satellite products are based on the IPoS (IP over Satellite) global standard, approved by the TIA, ETSI, and ITU standards organizations.

Headquartered outside Washington, D.C., in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. Hughes is a wholly owned subsidiary of Hughes Communications, Inc. (OTCBB:HGCM). For additional information, please visit www.hughes.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to plans and other future events relating to Hughes and its subsidiaries, including Hughes Network Systems, LLC. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with the intention to refinance borrowings under the credit agreement, the proposed offering of the notes and the other transactions referred to in this press release. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of Hughes are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate the transactions referred to in this press release and the additional risk factors contained in Hughes’ registration statement on Form S-1 (File No. 333-130136) declared effective by the Securities and Exchange Commission. We assume no obligation to update or supplement our forward-looking statements.

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